Exhibit 99.1

Zymeworks to Participate in Upcoming Investor Conferences

Vancouver, Canada (August 28, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced that management will participate in three upcoming investor conferences.

•	Wells Fargo Securities’ 14th Annual Healthcare Conference is scheduled for September 4-5, 2019 in Boston, MA. Zymeworks is presenting on Wednesday, September 4, 2019 at 8:30 a.m. ET.
•	Citi’s 14th Annual Biotech Conference is scheduled for September 4-5, 2019 in Boston, MA.
•	Ladenburg Thalmann’s Healthcare Conference is scheduled for September 24, 2019 in New York, NY. Zymeworks is presenting on Tuesday, September 24, 2019 at 10:30 a.m. ET.

The Company will provide a corporate update and present upcoming catalysts. Interested parties can access a live webcast of the presentations via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations, which will also host recorded replays available afterwards.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

info@zymeworks.com